Exhibit 21
PACTIV CORPORATION
SUBSIDIARIES AND AFFILIATES
AS OF DECEMBER 31, 2009
Pactiv Corporation (Delaware)

798795 Ontario Limited (Ontario)	100
Pactiv Canada, Inc. (Ontario)	100
Central de Bolsas (Mexico)	99.99
(Pactiv Corporation owns 99.99%; Pactiv International Holdings, Inc., owns 0.01%)
Subsidiaries of Central de Bolsas
Grupo Corporativo Jaguar, S.A. de C.V.	98.83
(Central de Bolsas owns 98.83%; Servicios Inustriales Jaguar, S.A. de C.V. owns 1.17%)
Servicios Industriales Jaguar, S.A. de C.V.	99.99
(Central de Bolsas owns 99.99%; Servicio Terrestre Jaguar, S.A. de C.V. owns 0.01%)
Servicio Terrestre Jaguar, S.A. de C.V.	99.99
(Central de Bolsas owns 99.99%; Grupo Corporativo Jaguar, S.A. de C.V. owns 0.01%)
Newspring Canada, Inc. (Ontario)	100
Newspring Industrial Corp. (New Jersey)	100
Pactiv Asia PTE Ltd. (Singapore)	100
Subsidiaries of Pactiv Asia PTE Ltd
Donnguan Pactiv Packaging Co., Ltd. (Peoples Republic of China)	51
(Pactiv Asia PTE Co. Ltd. owns 51%; Dongya Packaging (Dongguan) Co. Ltd., an unaffiliated company, owns 49%)
Zhejing Zhongbao Packaging (Peoples Republic of China)	62.5
(Pactiv Asia PTE Co. Ltd. owns 62.5%; non-affiliates own 37.5%)
Pactiv Deutschland Holdinggesellschaft mbH (Germany)	100
Subsidiaries of Pactiv Deutschland Holdinggesellschaft mbH
Omni-Pac Ekco GmbH Verpackungsmittel (Germany)	100
Subsidiaries of Omni-Pac Ekco Gmbh Verpackungsmittel
Omni-Pac Poland SP Z.O.O. (Poland)	100
Omni-Pac GmbH Verpackungsmittel (Germany)	100
Pactiv Europe B.V. (Netherlands)	100
Pactiv Factoring LLC (Delaware)	100
Pactiv RSA LLC (Delaware)	100
Pactiv Retirement Administration LLC (Delaware)	100
Pactiv Forest Products GmbH (Germany)	100
Pactiv Germany Holdings Inc. (Delaware)	100
Pactiv Hamburg Holdings GmbH (Germany)	100
Subsidiaries of Pactiv Hamburg Holdings GmbH
Pactiv Deutschland Holdinggesellschaft mbH (Germany)	94
(Pactiv Hamburg Holdings GmbH owns 94% and Pactiv Corporation owns 6%)
Subsidiaries of Pactiv Deutschland Holdinggesellschaft mbH
Omni-Pac Ekco GmbH Verpackungsmittel (Germany)	100
Subsidiaries of Omni-Pac Ekco Gmbh Verpackungsmittel
Omni-Pac Poland SP Z.O.O. (Poland)	100
Omni-Pac GmbH Verpackungsmittel (Germany)	100
Pactiv International Holdings Inc. (Delaware)	100
Subsidiaries of Pactiv International Holdings Inc.
Central de Bolsas (Mexico)	<.01

(Pactiv Corporation owns >99.99%; Pactiv International Holdings, Inc., owns <0.01%)
Ha’Lakoach Ha’Neeman H’ Sheeshim Ou’Shenayim Ltd. (Israel)	100
Pactiv de Mexico, S. de R.L. C.V. (Mexico)	99.99
(Pactiv International Holdings Inc. owns >99.99%; Pactiv Corporation owns <0.01%)
Subsidiaries of Pactiv de Mexico, S. de R.L. C.V.
Servicios de Integrales de Operacion S.A. de C.V.	99.99
(Pactiv de Mexico, S. de R.L. C.V. owns >99.99%; Pactiv Corporation owns <0.01%)
Pactiv Management Company LLC (Delaware)	100
PCA West Inc. (Delaware)	100
Coast-Packaging Company (California General Partnership)	50
(PCA West Inc. owns 50%, as General Partner; J.G. Haddy Sales Company, an unaffiliated company, owns 50%, as General Partner)
Prairie Packaging, Inc. (Delaware)	100
Subsidiaries of Prairie Packaging, Inc.
Prairie Packaging UK Limited (United Kingdom)	100
The Baldwin Group Ltd. (United Kingdom)	100
Subsidiaries of The Baldwin Group Ltd.
J & W Baldwin (Holdings) Ltd. (United Kingdom)	100
Subsidiaries of J&W Baldwin (Holdings) Ltd.
Alpha Products (Bristol) Limited (United Kingdom)	100
Pactiv (Caerphilly) Limited (United Kingdom)	100
Pactiv (Films) Limited (United Kingdom)	100
Pactiv (Stanley) Limited (United Kingdom)[1]	100
Omni-Pac UK Limited (United Kingdom)	100
Pactiv Limited (United Kingdom)[1]	100
The Corinth and Counce Railroad Company (Mississippi)	100

[1]	In Liquidation

2